UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:    April 28, 2011

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

10850 Gold Center Dr., Suite 250

Rancho Cordova, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 28, 2011, the InsWeb Corporation Board of Directors approved a reorganization that will combine the operations of InsWeb Corporation and its wholly-owned subsidiary, Potrero Media Corporation, into a single entity under the InsWeb name. The Board of Directors also approved a third amendment to the Stock Purchase Agreement dated August 31, 2010.  Within seven days of executing Amendment No. 3, InsWeb will pay Potrero Media’s prior owners $2.1 million in exchange for their waiver of all rights to contingent consideration related to InsWeb’s acquisition. The Stock Purchase Agreement and previous amendments would have required InsWeb to pay up to $4.5 million in contingent consideration based on Potrero Media achieving specific EBITDA targets in 2011, 2012, and 2013.  A copy of Amendment No. 3 is attached as Exhibit 10.25.

In addition, the Board of Directors announced the promotion of Richard A. Natsch to President and Chief Operating Officer of the combined organization, and Mr. Brad F. Cooper was promoted to the position of Chief Revenue Officer. The Compensation Committee of the Board of Directors increased Mr. Natsch’s 2011 base salary from $12 to $250,000 per year, and Mr. Cooper’s 2011 salary was increased to $230,000 per year, in recognition of their increased responsibilities in the combined company. Mr. Natsch and Mr. Cooper also will be eligible for cash performance bonuses pursuant to the 2011 executive compensation plan approved by the Compensation Committee on December 15, 2010. Hussein A. Enan will continue to serve as InsWeb’s Chief Executive Officer and Chairman of the Board.

Item 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 2, 2011, InsWeb Corporation issued a press release announcing financial results for the three months ended March 31, 2011. The press release is attached to this report as Exhibit 99.1.

The attached Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference into any of  InsWeb Corporation’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

InsWeb Corporation has made reference to non-GAAP financial information in the press release; a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 7.01     REGULATION FD

As described above, on April 28, 2011, the Board of Directors of InsWeb Corporation approved a reorganization that will combine the operations of InsWeb Corporation and its wholly-owned subsidiary, Potrero Media Corporation.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.25	Amendment No. 3 to the Stock Purchase Agreement by and between Registrant, Potrero Media Corporation, and Richard A. Natsch and Heather Natsch dated May 2, 2011.
Exhibit 99.1	Press release dated May 2, 2011.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer